Exhibit 10.2

NOTICE OF NON-QUALIFIED STOCK OPTION AWARD

BUFFALO WILD WINGS, INC.
2012 EQUITY INCENTIVE PLAN

Name of Optionee:
No. of Shares Covered:	Grant Date:
Exercise Price Per Share: __________	Expiration Date:
Exercise Schedule (Cumulative):
Date(s) of Exercisability	No. of Shares as to Which Option Becomes Exercisable

This is a Notice of a Non-Qualified Stock Option Award (the “Notice”) from Buffalo Wild Wings, Inc., a Minnesota corporation (the “Company”), to the optionee identified above (the “Optionee”) effective as of the Grant Date specified above.

Background

A.    The Company maintains the Buffalo Wild Wings, Inc. 2012 Equity Incentive Plan, as amended (the “Plan”).

B.    The Company’s Compensation Committee, as administrator of the Plan, has determined that the Optionee is eligible to receive an award under the Plan in the form of a non-qualified stock option.

C.    The Company hereby grants such an option to the Optionee under the terms and conditions that follow.

Terms and Conditions*

1.    Grant of Option. The Company hereby grants to the Optionee the option to purchase the number of Shares of Stock of the Company specified in the table at the beginning of this Notice on the terms and conditions set forth in this Notice and as otherwise provided in the Plan (the “Option”). The Shares of Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.”

2.     Exercise Price. During the term of this Option, the purchase price for each Option Share will be the Exercise Price specified in the table at the beginning of this Notice.

3.     Exercise Schedule. The Option will vest and become exercisable as to the number of Option Shares on the dates specified in the Exercise Schedule in the table at the beginning of this Notice. The Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee (or the person entitled to exercise the Option as provided herein) may at any time, and from time to time, purchase all or any portion of the Option Shares then purchasable under the Exercise Schedule. The Option may also be exercised in full (notwithstanding the Exercise Schedule) under the circumstances described in Section 8 of this Notice if the Option has not expired prior thereto.

4.    Expiration. The Option will expire at 5:00 p.m. Central Time on the earliest of:

(a)    The Expiration Date specified in the table at the beginning of this Notice;

(b)    The expiration of the period after the termination of employment of the Optionee within which the Option can be exercised (as specified in Section 7 of this Notice);

(c)    Upon termination of the Optionee’s employment for Cause; or

(d)    The date (if any) the Option is cancelled pursuant to Paragraph 8(a) of this Notice.

No one may exercise the Option, in whole or in part, after it has expired, notwithstanding any other provision of this Notice.

5.     Personal Exercise by Optionee. This Option shall, during the lifetime of the Optionee, be exercisable only by said Optionee (or his or her personal representative), and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

6.     Manner of Exercise of Option.

(a)    Notice of Exercise. The Option may be exercised by delivering written or electronic notice of exercise, in a form prescribed by the Plan Administrator, to the Company’s Secretary at the principal executive office of the Company, or to the Company’s designated agent for receipt of such notice. The notice shall state the number of Option Shares to be purchased, and shall be signed (or authenticated if in electronic form) by the person exercising the Option. If the person exercising the Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise the Option.

(b)    Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Option Shares being purchased through one or a combination of the following methods:

(1)    Cash (including check, bank draft or money order);

(2)    To the extent permitted by law, through a broker-assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the purchase price of such Shares;

(3)    By delivery to the Company of unencumbered Shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Option Shares being purchased; or

(4)    By authorizing the Company to retain, from the total number of Option Shares as to which the Option is being exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the purchase price for the total number of Option Shares as to which the Option is being exercised.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares of Stock, or by authorizing the Company to retain Option Shares upon exercise of the Option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

(c)    Delivery of Certificates. As soon as practicable after the Company receives the notice of exercise and purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Option Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and non-assessable.

7.    Continuous Employment Requirement. Except as otherwise provided in this Section 7, the Option may be exercised only if the Optionee has been continuously employed by the Company or a Parent or Subsidiary since the Grant Date and remains so employed on the exercise date. However, the Option may be exercised after termination of employment (but in no event after expiration of the Option) in the following situations:

(a)    The Option may be exercised for one year after termination of the Optionee’s employment because of death or Disability, and will immediately become fully vested and exercisable as of the date of termination due to death or Disability.

(b)    If the Optionee’s employment with the Company and all of its Subsidiaries terminates due to retirement, which is defined as termination of employment other than for Cause at a time when the Participant is at least 55 years old and has worked for the Company for at least 10 years, this Option will continue to vest and become exercisable in accordance with the Exercise Schedule, and to the extent it has become exercisable it will remain exercisable until the earlier of (i) three years from the Optionee’s termination date or (ii) the Expiration Date.

(c)    The Option may be exercised for three months after termination of the Optionee’s employment for any reason other than death, Disability, retirement or Cause, but only to the extent that it was exercisable immediately prior to the termination of employment. (For example, if an employee terminates on March 10th, then the last day to exercise would be June 10th. If June 10th is on a weekend, then the last day to exercise would be the immediately preceding business day.)

8.    Change in Control. If a Change in Control occurs while this Option remains outstanding, then one of the following shall occur:

(a)    If, pending the Change in Control, the Committee determines that this Option will not continue following the Change in Control or that the successor entity (or its Parent) will not assume or replace this Option with a comparable equity-based award covering shares of the successor entity (or its Parent) that preserves the intrinsic value of the Option existing at the time of the Change in Control and is subject to substantially similar terms and conditions as the Option, then one of the following shall occur:

(1)    The Committee may elect, in its sole discretion, to cancel this Option and to pay to the Optionee an amount in cash equal to the difference between the Fair Market Value immediately prior to the Change in Control of the Option Shares still subject to the Option, and the aggregate exercise price of those Shares; or

(2)    If the Committee does not make the election described above, the Option shall become fully exercisable ten days prior to the scheduled occurrence of the Change in Control and shall remain exercisable for a period of ten days. Any exercise of this Option during such ten-day period shall be conditioned upon the occurrence of the Change in Control and shall be effective immediately prior to the Change in Control. Upon the occurrence of the Change in Control, this Option shall expire. The Committee shall provide advance notice of this temporary period of exercisability to the Optionee. If the Change in Control does not occur, the Option shall continue according to its original terms.

(b)    If, in connection with the Change in Control, Paragraph 8(a) is not applicable and this Option is continued, assumed or replaced in the manner described in Paragraph 8(a), and if within one year after that Change in Control the Optionee’s employment with the Company and all of its Subsidiaries (or with any successor entity) is terminated by the employer for reasons other than Cause, [or is terminated by the Optionee for Good Reason (as defined in Paragraph 8(c)),] then this Option will immediately vest and become exercisable in full and remain exercisable for one year after such termination of employment.

(c)    [For purposes of this Notice, “Good Reason” means any of the following conditions arising without the consent of Optionee, provided that Optionee has first given written notice to the Company of the existence of the condition within 90 days of its first occurrence, and the Company has failed to remedy the condition within 30 days thereafter:

(1)    a material diminution in the Optionee’s base salary;

(2)    a material diminution in the Optionee’s authority, duties, or responsibilities;

(3)    relocation of Optionee’s principal office more than 50 miles from its current location; or

(4)    any other action or inaction that constitutes a material breach by the Company of any terms or conditions of any agreement between the Company and the Optionee, which breach has not been caused by Optionee.]

9.     General Provisions.

(a)    Employment. Neither this Notice nor the Option shall confer on Optionee any right with respect to continuance of employment by the Company or any of its Affiliates, nor interfere in any way with the right of the Company or any Affiliate to terminate such employment. Nothing in this Notice shall be construed as creating an employment contract for any specified term between Optionee and the Company or any Affiliate.

(b)    Securities Law Compliance. No Shares of Stock issuable pursuant to this Option shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which the Company’s Stock may, at the time, be listed.

(c)    Rights as a Shareholder. No person shall have any rights as a shareholder with respect to any Option Shares until the shares are actually issued to the person exercising the Option upon its exercise.
(d)    Changes in Capitalization. Pursuant and subject to Section 12 of the Plan, certain changes in the number of Shares or character of the Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in equitable adjustments by the Committee to the number of Option Shares and/or the exercise price of this Option to avoid dilution or enlargement of Optionee’s rights hereunder.

(e)    Shares Reserved. The Company shall at all times during the term of this Option reserve and keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of this Option.

(f)     2012 Equity Incentive Plan. The Option evidenced by this Notice is granted pursuant to the Plan, a copy of which has been made available to the Optionee and is hereby incorporated into this Notice. This Notice is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option, and in the event of any question as to the construction of this Notice or of a conflict between the Plan and this Notice, the Plan shall govern, except as the Plan otherwise provides.
(g)    Withholding Taxes. The Company shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to the Participant an amount sufficient to cover any required withholding taxes in connection with the exercise of this Option, and (ii) require the Participant or other person exercising this Option to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of Shares purchased in connection with such exercise. In lieu of all or any part of a cash payment from the Participant as provided above, the Committee may elect to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) through a reduction in the number of Shares delivered to Participant, valued in the same manner as used in computing the withholding taxes under applicable laws.

(h)    Scope of Notice. This Notice and Option shall bind and inure to the benefit of the Company, its Affiliates and their successors and assigns, and shall bind and inure to the benefit of Optionee and any successor or successors of Optionee permitted herein. This Option is expressly subject to all terms and conditions contained in the Plan and in this Notice, and Optionee shall comply with all such terms and conditions.

(i)    Arbitration. Any dispute arising out of or relating to this Notice or the alleged breach of it, or the making of this Notice, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Notice, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Notice. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of the state of Minnesota could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
(j)    Choice of Law. This Notice is subject to the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflicts of laws principles).
[Insert signature]

Buffalo Wild Wings, Inc.
[Insert name of officer]
[Insert title of officer]